                                                                      EXHIBIT 21

                  THE PHOENIX COMPANIES, INC. AND SUBSIDIARIES
                         Subsidiaries of the Registrant

As of December 31, 2001, the subsidiaries of The Phoenix Companies, Inc. were as follows:

Name                                                   State of Incorporation
----                                                   ----------------------

Phoenix Life Insurance Company........................  New York

Phoenix Distribution Holding Company..................  Connecticut

Phoenix Investment Management Company.................  Connecticut

Phoenix National Trust Holding Company................  Connecticut